Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Managers Advance Holdings, LLC:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG LLP
/s/ KPMG LLP

Irvine, California
September 28, 2018